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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-39494 of Morgan Stanley Dean Witter Technology Fund on
Form N-1A of our report dated August 4, 2000 and to the reference to us under the captions "Investment Management and Other Services" and "Financial Statements" both of which appear in the Statement of Additional Information, which is part of such Registration Statement.


Deloitte & Touche LLP
New York, NY
August 4, 2000